EXECUTION COPY

                                                                 Exhibit 10.11.5



                        TERMINATION AND RELEASE AGREEMENT

          THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is entered into this 6th day of December, 2001 (the "Separation Date"), by and between Foamex International Inc. (together with its subsidiaries, parents, and affiliates, the "Company") and John Televantos (the "Executive").

                               W I T N E S S E T H

          WHEREAS, the parties have previously entered into an Employment Agreement, dated as of May 21, 1999, as amended by first amendment, dated February 23, 2001 (the "Employment Agreement"); and

          WHEREAS, the parties have determined that it would be in their respective best interests to provide for the termination of Executive's continued employment with the Company in accordance with this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

          1.   Separation.

          The parties hereby confirm that, effective as of the Separation Date, the Executive has resigned in each and every capacity with the Company, including as President and Chief Executive Officer, whether as officer, director, employee, consultant, agent or otherwise, and hereby agree that his employment with the Company shall cease as of the Separation Date. The parties further acknowledge and agree that, effective as of the Separation Date, the Employment Agreement was terminated without further liability to the Company. Without limiting the generality of the foregoing, the Executive hereby agrees to endeavor to cooperate with the Company as the Company shall reasonably request, to effectuate the effectiveness of the Executive's resignation from any and all appointments at any affiliate or subsidiary of the Company. Effective as of the Separation Date, the Executive shall have no authority to act on behalf of the Company, and shall not hold himself out as having such authority or otherwise act in an executive capacity.

          2.   Entitlement.

          (a) In consideration of the covenants, agreements and acknowledgments of the Executive contained in this Agreement, the Company shall pay to the Executive $1,500,000 to be paid ratably over a thirty-six (36) month period commencing on the Separation Date. All payments made pursuant to this Section 2(a) shall be made in accordance with the Company's regular payroll policies and shall be


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                                                                               2

subject to applicable withholding and deductions. Notwithstanding any provision of the Agreement to the contrary, if the Executive violates any provision of this Agreement (including, but not limited to, the post-termination obligations set forth in Sections 3, 4 and 5 hereof) or breaches any representation contained herein, the Executive shall immediately forfeit any amounts paid or payable to him pursuant to this Agreement and the Company may, in accordance with Section 6(e) hereof, reclaim any amounts paid to him under the terms of this Agreement.

          (b) The Company shall pay all premiums required for the Executive and his covered family to maintain coverage under the Company's medical plans for the eighteen (18) month period commencing on the Separation Date. The parties hereby acknowledge and agree that the eighteen (18) period of medical coverage provided pursuant to Section 2(b) shall reduce by eighteen (18) months the period of COBRA continuation coverage and any other continuation coverage period provided under any other applicable law, and that for purposes of COBRA and any other applicable continuation of coverage law, the continuation coverage period shall commence on the Separation Date.

          (c) As of the Separation Date, and other than as is specifically provided in this Section 2 of this Agreement, the Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored by the Company, including without limitation, any plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Executive shall be entitled to all benefits accrued up to the Separation Date, to the extent vested under all employee benefit plans of the Company, in accordance with the terms of such plans, excluding any plan, policy or arrangement that provides for severance pay.

          (d) The Executive was granted options to purchase 100,000 shares of the Company's common stock pursuant to the terms of Section 3.1(e) of the Employment Agreement (the "Options"). As of the Separation Date, 57,200 of the Options are vested and the Executive shall have the right to exercise such vested Options during the 180-day period commencing on the Separation Date and 32,800 unvested Options shall expire immediately on the Separation Date. All other options to purchase the Company's common stock, including, without limitation, the options granted to the Executive pursuant to Sections 3.1(e)(ii), (iii) and (iv) of the Employment Agreement shall expire immediately on the Separation Date.

          (e) The Company shall provide, through Wright Associates, Inc., outplacement services (including the provision of office space and secretarial assistance) to the Executive for a six-month period commencing on the Separation Date.

          (f) The Company shall pay the lease payments on the automobile currently leased for the Executive's use for a period ending on the earlier of the expiration of such lease or 18 months following the Separation Date. Following the lease termination, the Executive shall return the automobile to the lessor in accordance with the



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                                                                               3

terms of the lease. The Company shall have no other obligation or liability with respect to such automobile.

     3.   Confidentiality.

          (a) On the Separation Date, the Executive shall return to the Company all files, access keys, desk keys, ID badges and credit cards, and all such other property, including without limitation, all originals and copies of papers, notes, and documents (in any medium, including computer disks), whether Company property or not, prepared, received or obtained by the Executive during the course of his employment with the Company, and all equipment and property of the Company which may be in the Executive's possession or under his control, including all such papers, work papers, notes, documents and equipment in the possession of the Executive. The Executive agrees that he and his family shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may retain copies of any employment or benefits agreements between the Executive and the Company, this Agreement, any publicly filed materials and any employee benefit plan and stock option plan materials distributed generally to participants in any such plan by the Company.

          (b) The Executive hereby agrees that at any and all times he will hold all Confidential Information (as defined below) in a fiduciary capacity for the benefit of the Company and will not disclose to any third party or use for his own benefit or for the benefit of any third party any such Confidential Information; except as required to be disclosed by court order, subpoena or other judicial or governmental administrative process. For purposes of this Agreement, "Confidential Information" shall mean any information in whatever form (including, but not limited, to any information that is written or electronically stored) which has commercial value to the Company and which is created, discovered, developed, or otherwise becomes known to the Company or the Executive, or in which property rights are held, assigned to or otherwise acquired by or conveyed to the Company, including any system, software, technical information, trademark, copyrighted material, reports, records, documentation, data, customer or supplier lists, tax or financial information (including the revenues, profits, and costs associated with any of the Company's products or services), business or marketing plans, pricing information or forecasts, "know-how", trade secrets, consultant contracts, subscription lists, pricing policies, operational methods, market plans or strategies, business acquisition plans, new recruiting plans, designs or design projects or research projects. Confidential Information does not include information which becomes generally known within the Company's industry through no act or omission by the Executive. Any Confidential Information, whether or not developed by the Executive, in whole or in part, prior to the Separation Date, shall at all times be the Company's exclusive property.

          (c) The Executive acknowledges and agrees that the Confidential Information is a valuable business asset, and that this Section 3 is necessary to protect the Company's legitimate business interests.


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                                                                               4

          (d) The Executive acknowledges and agrees that, unless he has prior written authorization from the Company or as otherwise provided in this Agreement, he will not disclose or allow disclosure of any information regarding any aspect of his employment with the Company, or the termination of such employment, in any medium to any individual or entity, except for disclosure by the Executive (i) to his legal and financial advisors, (ii) to any prospective employer or employer of the Executive in accordance with this Section 3(d), and
(iii) if required by order of a court or other body having jurisdiction over such matter. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Executive from referring to his performance of services with the Company as descriptive of his ability or qualification for employment or engagement by any other entity.

          (e) The existence of and the terms and conditions of this Agreement shall be held confidential by the parties hereto, except for disclosure (i) by the Company to its legal, actuarial and accounting advisors, (ii) by the Executive to his legal and financial advisors, (iii) by the Executive or the Company to any prospective employer or employer of the Executive in accordance with Sections 3(d) and 5 hereof, (iv) by either party if required by order of a court or other body having jurisdiction over such matter, or otherwise as required under the securities laws, and (v) by either party with the written consent of the other.

     4.   Solicitation and Competition; Cooperation.

          (a) The Executive agrees that he shall not for a period of three (3) years commencing on the Separation Date (the "Non-Competition Period") (i) enter into the employ of or render any services to any Competitive Business (as defined below) or (ii) engage in any Competitive Businesses for the Executive's own account, or (iii) become interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant or advisor or in any other relationship or capacity; provided; however, that nothing in this Section 4(a) shall prohibit the Executive from being a stockholder owning not more than 1% of the outstanding shares of a publicly owned business. For purposes of this Agreement, "Competitive Business" shall mean (i) any person, entity or business that is engaged in any of the activities described in Part I of the Company's Annual Report for 2000 on Form 10-K as filed with the Securities Exchange Commission (the "2000 Form 10-K"), including without limitation, Dow Chemical Corporation and its Subsidiaries, or (ii) any company or business described as in competition with the Company in Part I of the Company's 2000 Form 10-K.

          (b) The Executive agrees that during the Non-Competition Period, he will not, directly or indirectly (i) solicit, entice or encourage any person employed by, or an agent of, the Company to terminate such person's employment or agency, as the case may be, with the Company, or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.


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                                                                               5

          (c) During the Non-Competition Period, the Executive agrees that upon the earlier of the Executive's (i) accepting an offer of employment from a prospective employer, or (ii) becoming employed by an employer, the Executive will (A) immediately provide notice to the Company of such circumstances, and
(B) provide copies of this Agreement to the prospective employer or employer, as the case may be. The Executive further agrees that the Company may provide notice to a prospective employer or employer of the Executive of the Executive's obligations under this Agreement.

          (d) The Executive agrees that, at any time and from time to time, he will execute any and all documents and will take all other actions which the Company may deem reasonably necessary or appropriate to effectuate the terms of this Agreement.

          (e) The Executive shall cooperate fully and on a timely basis with all requests made by the Company to respond to questions, either orally or in writing, to provide oral or written testimony and to otherwise cooperate with the Company in connection with any inquiry, investigation or proceeding (whether conducted by the Company, its representatives or a third party or governmental entity) that relates to the period of his employment with the Company. The Executive hereby represents and warrants that the statements contained in his letter to the Company, dated the date hereof, are true and correct.

     5.   Nondisparagement.

          The Executive hereby agrees that he shall not defame, disparage or criticize the Company, its products or services or any former or existing employees, managers, directors, officers or agents in any medium to any person or entity. Notwithstanding this provision, the Executive may confer in confidence with his legal representatives and make truthful statements in legal proceedings or as required by law. The undertakings of this Section 5 shall also apply to Executive's spouse, family and counsel. The Company shall have sole and complete discretion regarding the timing, content and any and all aspects of any internal or external announcement or other communication concerning the Executive's separation from the Company; provided that said announcement is materially accurate. The Executive shall not participate in any such communication without the advance consent of the Board of Directors of the Company or the Board's designee which will not be unreasonably withheld.

     6.   Acknowledgment and Release.

          (a) In consideration of the Company's execution of this Agreement, and except with respect to the Company's obligations arising under or preserved in this Agreement, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Executive's employment or termination thereof, or his serving in any capacity in respect of, the Company, both known and unknown, in law or in equity, which the Executive may now have or ever had against the Company, including, without limitation, (i) any claim for any bonus for 2001; (ii) any


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                                                                               6

claim for any severance benefit which but for this Agreement might have been due the Executive under any previous agreement executed by and between the Company and the Executive, and (iii) any complaint charge or cause of action arising out of the Executive's employment with the Company or termination thereof under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the National Labor Relations Act, as amended; the Civil Rights Act of 1991; 42 U.S.C. 1981, as amended; the Americans With Disabilities Act of 1990; Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; and any other federal, state and local human rights laws. By signing this Agreement the Executive acknowledges that he intends to waive and release any rights known or unknown he may have under these laws; provided, however, that the Executive does not waive or release (i) any claims with respect to the right to enforce this Agreement or (ii) any right to COBRA continuation coverage or other continuation coverage provided under any other applicable law.

          (b) The Executive acknowledges that he has not filed, nor will he initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company or, including, without limitation, each of its parents, affiliates and subsidiaries before any local, state or federal agency, court or other body relating to his employment or the resignation thereof (each individually a "Proceeding"), nor will he participate in any Proceeding, in each case, except as required by law. The Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). The Executive understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

          (c) The Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to consider all the provisions of this Agreement and hereby agrees to waive the twenty-one (21) day period provided under ADEA. He acknowledges that he has read this Agreement carefully, has been advised to consult an attorney, and fully understands that by signing below he is giving up certain rights which he may have to sue or assert a claim against the Company, as described in this Section 6 and the other provisions hereof. The Executive acknowledges that he has not been forced or pressured in any manner whatsoever to sign this Agreement and the Executive agrees to all of its terms voluntarily.

          (d) The Executive shall have seven (7) days from the date of execution of this Agreement to revoke this Agreement (the "Rescission Period"). If the Executive revokes this Agreement within the Rescission Period he will not be entitled to the payments and other benefits provided under Section 2 hereof, except as otherwise required by law.

          (e) In the event the Executive initiates or voluntarily participates in any Proceeding, or if he violates any of the terms and conditions of this Agreement


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                                                                               7

(including, but not limited to, the post-termination obligations set forth in Sections 3, 4 and 5 hereof) or breaches any representation contained herein, or if he revokes this Agreement within the Rescission period, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the provisions of this Agreement without waiving the release granted herein (except that such release shall be waived in the case of revocation during the Rescission Period).

          (f) Notwithstanding anything contained herein to the contrary, the Company shall continue to indemnify and hold the Executive harmless pursuant to the Company's Certificate of Incorporation and By Laws, and the Executive shall continue to enjoy the benefits of the liability insurance policies maintained by the Company, for the benefit of its directors and officers, including the Executive, in each case, subject to the terms, conditions and limitations contained therein.

     7.   Remedies.

          The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under this Agreement or his obligations under Section 6 of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

     8.   Miscellaneous.

          (a) Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

                If to the Company:

                Foamex International Inc.
                1000 Columbia Avenue
                Linwood, Pennsylvania 19061
                Attention:  Vice President, Human Resources

                with a copy to:

                Paul, Weiss, Rifkind,  Wharton & Garrison 1285 Avenue
                of  the  Americas  New  York,  New  York   10019-6064
                Attention: Mark A Underberg, Esq.

                If to the Executive:


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                                                                               8

                John Televantos
                2 Crows Nest Circle
                West Chester, PA  19382

                with a copy to:

                Dilworth Paxon LLP
                3200 Mellon Bank Center
                1735 Market Street
                Philadelphia, PA  19103
                Attention:  Paul W. Baskowsky, Esq.

or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

          (b) Successor. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns. All payments to be made under this Agreement shall survive and be payable in accordance with their terms after the death of the Executive.

          (c) Taxes. The Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to the Executive under this Agreement. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to withheld by applicable laws and regulations.

          (d) Severability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

          (e) Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

          (f) Non-Admission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.

          (g) Entire Agreement. This Agreement is the entire agreement between the Executive and the Company with respect to the subject matter hereof, which


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                                                                               9

includes without limitation, any rights which may arise from the separation of the Executive from the Company, and contains all of the agreements, whether written, oral, express or implied, between the Executive and the Company and supersedes any other agreement by and between the Executive and the Company except to the extent specifically set forth herein. This Agreement cannot be modified or amended except in a writing signed and agreed to by the Executive and the Company.

          (h) Governing Law. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in that State; and the parties agree to the jurisdiction of the Federal or state courts located within New York.

          (i) Resolution of Disputes. Any disputes arising under or in connection with your employment with the Company, or this Agreement shall be resolved by binding, confidential arbitration to be held in New York City in a confidential, closed session in accordance with the rules and procedures of the American Arbitration Association. The arbitrators may assess expenses, including reasonable attorneys' fees, to either or both parties, taking into account the circumstances of the case. Except as assessed by the arbitrator pursuant to the previous sentence, each party shall bear its own expenses, including attorneys' fees, in connection with any such dispute.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                       FOAMEX INTERNATIONAL INC.


                                       By:    /s/ James Van Horn
                                              ----------------------------------
                                       Title: Executive Vice President -
                                              Human Resources
                                              ----------------------------------


                                       By:   /s/ John Televantos
                                             ----------------------------------
                                             John Televantos